ARTICLES OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

NUVEEN INVESTMENT FUNDS, INC.

The undersigned officer of Nuveen Investment Funds, Inc. (the “Corporation”), a Maryland corporation, hereby certifies that the following amendments to the Corporation’s Amended and Restated Articles of Incorporation have been advised by the Corporation’s Board of Directors and approved by the Corporation’s stockholders in the manner required by the Maryland General Corporation Law, such amendment to become effective October 12, 2012 at the Effective Time referred to below:

WHEREAS, the Corporation is registered as an open-end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several classes (i.e., series), each of which represents a separate and distinct portfolio of assets;

WHEREAS, it is desirable and in the best interests of the holders of the Class D shares of the Corporation (also known as “Nuveen Large Cap Value Fund”) that the assets belonging to such class be transferred to Nuveen Dividend Value Fund, a series of the Corporation, in exchange for Class A, Class C, Class R3 and Class I shares of Nuveen Dividend Value Fund, which are to be delivered to former Nuveen Large Cap Value Fund holders;

WHEREAS, Nuveen Large Cap Value Fund and Nuveen Dividend Value Fund have entered into an Agreement and Plan of Reorganization providing for the foregoing transactions; and

WHEREAS, in order to bind all holders of shares of Nuveen Large Cap Value Fund to the foregoing transactions and as set forth in the Agreement and Plan of Reorganization, and in particular to bind such holders to the exchange of their shares of Nuveen Large Cap Value Fund for Class A, Class C, Class R3 and Class I shares of Nuveen Dividend Value Fund, it is necessary to adopt an amendment to the Corporation’s Amended and Restated Articles of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that effective as of the Effective Time referred to below, the Corporation’s Amended and Restated Articles of Incorporation be, and the same hereby are, amended to add the following Article IV(EE) immediately following Article IV(DD) thereof:

Article IV(EE). (a) For purposes of this Article IV(EE), the following terms shall have the following meanings:

“Corporation” means this corporation.

“Acquired Fund” means the Corporation’s Nuveen Large Cap Value Fund, which is represented by the Corporation’s Class D shares.

“Class A Acquired Fund Shares” means the Corporation’s Class D Common Shares.

“Class C Acquired Fund Shares” means the Corporation’s Class D, Series 4 Common Shares.

“Class R3 Acquired Fund Shares” means the Corporation’s Class D, Series 5 Common Shares.

“Class I Acquired Fund Shares” means the Corporation’s Class D, Series 2 Common Shares.

“Acquiring Fund” means Nuveen Dividend Value Fund, which is represented by the Corporation’s Class T Common Shares.

“Class A Acquiring Fund Shares” means the Corporation’s Class T Common Shares.

“Class C Acquiring Fund Shares” means the Corporation’s Class T, Series 4 Common Shares.

“Class R3 Acquiring Fund Shares” means the Corporation’s Class T, Series 5 Common Shares.

“Class I Acquiring Fund Shares” means the Corporation’s Class T, Series 3 Common Shares.

“Closing” means the occurrence of the transactions set forth in (b) and (c) below on the Closing Date.

“Closing Date” means October 12, 2012.

“Effective Time” means immediately after the Valuation Time on the Closing Date.

“Plan” means the Agreement and Plan of Reorganization dated July 20, 2012 on behalf of the Acquiring Fund and the Acquired Fund.

“Valuation Time” means the close of regular trading on the New York Stock Exchange on the Closing Date.

(b) As of the Effective Time, the Acquired Fund will transfer all of its assets to the Acquiring Fund, including, without limitation, all cash, securities, commodities, interests in futures, dividends or interest receivables owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date.

(c) As of the Effective Time, the Acquiring Fund will: (i) deliver to the Acquired Fund the number of full and fractional Class A, Class C, Class R3 and Class I Acquiring Fund Shares, computed in the manner set forth in (d) below; and (ii) assume all the liabilities of the Acquired Fund not discharged by the Acquired Fund, which assumed liabilities shall include all of the Acquired Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in the Plan or herein.

(d) The number of Class A, Class C, Class R3 and Class I Acquiring Fund Shares to be delivered to holders of Class A Acquired Fund Shares, Class C Acquired Fund Shares, Class R3 Acquired Fund Shares and Class I Acquired Fund Shares, respectively, shall be determined as follows:

(i) Acquiring Fund Shares to be issued (including fractional shares, if any) in consideration for the Acquired Fund’s net assets as described in (b) and (c) above,

shall be determined with respect to Class A, Class C, Class R3 and Class I of the Acquired Fund Shares by dividing the value of the assets net of liabilities with respect to each such class of shares determined in accordance with (ii) below by the net asset value of an Acquiring Fund share of the corresponding class determined in accordance with (iii) below.

(ii) The value of the Acquired Fund’s assets and liabilities shall be computed as of the Valuation Time, using the valuation procedures set forth in the Acquiring Fund’s Prospectus and Statement of Additional Information (in effect as of the Closing Date) or such other valuation procedures as shall be mutually agreed upon by the parties.

(iii) As of the Effective Time, the Acquired Fund will distribute the Acquiring Fund Shares received pursuant to (c) above to its shareholders of record with respect to each corresponding class of shares, determined as of the close of business on the Closing Date (the “Acquired Fund Shareholders”), on a pro rata basis within that class. Such distribution will be accomplished with respect to Class A, Class C, Class R3 and Class I Acquired Fund Shares by the transfer of the Acquiring Fund Shares of the corresponding class then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of Acquired Fund Shareholders of such class. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer. As of the Effective Time, all issued and outstanding shares of the Acquired Fund shall be cancelled on the books of the Acquired Fund and retired.

(iv) As soon as practicable after the Closing Date and the making of the foregoing distribution, the Acquired Fund will thereupon proceed to completely liquidate and be dissolved, terminated and have its affairs wound up in accordance with Maryland state law.

(e) From and after the Effective Time, the Acquired Fund shares cancelled and retired pursuant to paragraph (d)(iii) above shall have the status of authorized and unissued Class D common shares of the Corporation, without designation as to series.

The undersigned officer of the Corporation hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President or a Vice President and witnessed by its Secretary or an Assistant Secretary on October 5, 2012.

NUVEEN INVESTMENT FUNDS, INC. By: /s/ Kathleen Prudhomme Kathleen Prudhomme Its: Vice President and Assistant Secretary

Witness: /s/ Michael Kremenak Assistant Secretary